Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-93941) of National City Bancorporation and in the related Prospectus of our report dated January 16, 2001, with respect to the consolidated financial statements of National City Bancorporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP



Minneapolis, Minnesota
March 23, 2001